Exhibit 99.1

First Federal Savings and Loan Association of Charleston Acquires All Deposits and Loans of
Wilmington-based Cape Fear Bank

CHARLESTON, S.C. and WILMINGTON, N.C., April 10 -- First Federal Savings and Loan Association of Charleston ("First Federal"), a subsidiary of First Financial Holdings, Inc. (Nasdaq: FFCH), announced that it has entered into an agreement with the Federal Deposit Insurance Corporation ("FDIC") to assume all of the deposits (excluding most brokered deposits) and certain assets of Cape Fear Bank, a full service community bank headquartered in Wilmington, North Carolina. All Cape Fear Bank offices will be open and serving customers on Monday, April 13, 2009, as branches of First Federal. Cape Fear Bank depositors will automatically become depositors of First Federal, and deposits will continue to be insured by the FDIC. With this acquisition, First Federal will now operate 66 retail banking centers in North and South Carolina.

Over the weekend, depositors of Cape Fear Bank can access their money by writing checks or using ATM or debit cards. Checks drawn on Cape Fear Bank will continue to be processed. Loan customers should continue to make their payments as usual. Customers of both banks should continue to bank as they normally do at their existing branches.

"We are delighted to welcome Cape Fear Bank customers to the First Federal family of financial services companies. Customers can be confident that their deposits are safe and readily accessible. It's business as usual," said A. Thomas Hood, president and CEO of First Federal. "First Federal has served customers' financial needs since 1934 with a deep commitment to building relationships."

Cape Fear Bank operated eight locations in the Wilmington area. First Federal will be acquiring the assets and deposits of Cape Fear Bank at a discount of $74 million and a premium on deposits of 1%. In this transaction, First Federal will be receiving approximately $300 million of deposits, $380 million in loans and $4 million of other real estate owned (ORE) from Cape Fear Bank. The loans and ORE purchased are covered by a loss share agreement between the FDIC and First Federal. Under such agreement, the FDIC has agreed to cover 80% of the losses on the disposition of the loans and ORE up to $110 million, and 95% of losses that exceed that amount. In addition, First Federal will also be purchasing cash and other marketable securities of Cape Fear Bank.

Customers who have questions about the transaction can call the FDIC Call Center toll free at 1.866.806.6128. The phone number is operational this evening until 9:00 p.m. Eastern Daylight Time; on Saturday from 9:00 a.m. to 6:00 p.m. Eastern Daylight Time; on Sunday from noon to 6:00 p.m. Eastern Daylight Time and thereafter from 8:00 a.m. to 8:00 p.m. Eastern Daylight Time. Information is also available from the FDIC's website at www.fdic.gov. In addition, they can visit their former Cape Fear Bank branch should they have questions about their banking relationship.

At December 31, 2008, First Financial's assets were $3 billion. First Financial is publicly traded on the NASDAQ Global Select Market under the ticker symbol "FFCH."

First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which now operates 66 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender Counties in coastal North Carolina offering banking and trust services. The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

Forward Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the States of South Carolina and North Carolina, interest rates, the South Carolina and North Carolina real estate markets, the demand for mortgage loans, the credit risk of lending activities, including changes in the level of and trend of loan delinquencies and charge-offs, results of examinations by our banking regulators, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission ("SEC"), including the Annual Report on Form 10-K for the fiscal year ended September 30, 2008. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.

For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President - Investor Relations and Corporate Secretary, (843) 529-5931.